SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                      (Amendment No.     )

/X/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant

Check the Appropriate Box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

                        ACNB CORPORATION
_________________________________________________________________
        (Name of Registrant as Specified in Its Charter)

             [INSERT NAME OF FILER WHEN APPLICABLE]
_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
/ /  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and O-11

(1)  Title of each class of securities to which transaction
     applies:
_________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
_________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________

(5)  Total fee paid:
_________________________________________________________________

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
_________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:
_________________________________________________________________

(3)  Filing Party:
_________________________________________________________________

(4)  Date Filed:
_________________________________________________________________

                        ACNB CORPORATION
                     675 Old Harrisburg Road
                 Gettysburg, Pennsylvania 17325
                         (717) 334-3161



                         April 10, 1996



DEAR SHAREHOLDER:

     On behalf of the Board of Directors and management of ACNB Corporation, I call your attention to the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 7, 1996 at 1:00 p.m., prevailing time, at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325.

     The Notice of the Annual Meeting and the Proxy Statement accompanying this letter address the formal business of the meeting. The formal business schedule includes: a proposal to fix the number of shareholders to be elected as Class 3 Directors at eight (8) and the election of eight (8) Class 3 Directors for a three (3) year term. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying Proxy as soon as possible, in the postage-paid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

                              Sincerely,

                              /s/ Ronald L. Hankey
                              ___________________________________
                              Ronald L. Hankey
                              President and
                              Chief Executive Officer

                        ACNB CORPORATION
                 _______________________________

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 7, 1996
                 _______________________________



TO THE SHAREHOLDERS OF ACNB CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of ACNB CORPORATION (the "Corporation") will be held at 1:00 p.m., prevailing time, on Tuesday, May 7, 1996 at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, for the following purposes:

     1. To fix the number of shareholders to be elected as Class 3 Directors at eight (8);

     2. To elect eight (8) Class 3 Directors to serve for a three (3) year term expiring in 1999 and until their successors are elected and qualified; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the Bylaws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995 is being mailed with this Notice.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                              By Order of the Board of Directors,

                              /s/ Ronald L. Hankey
                              ___________________________________
                              Ronald L. Hankey
                              President and
                              Chief Executive Officer

April 10, 1996

                        ACNB CORPORATION
            PROXY STATEMENT FOR THE ANNUAL MEETING OF
             SHAREHOLDERS TO BE HELD ON MAY 7, 1996


                             GENERAL

Introduction, Date, Time and Place of Annual Meeting
____________________________________________________

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ACNB CORPORATION (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 7, 1996 at 1:00 p.m., prevailing time, at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at Adams County National Bank (the "Bank"), 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. The telephone number for the Corporation is (717) 334-3161. All inquiries should be directed to Ronald L. Hankey, President and Chief Executive Officer of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies
__________________________________

     This Proxy Statement and the enclosed form of proxy (the
"Proxy") are first being sent to shareholders of the Corporation on or about April 10, 1996.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the proposal to fix the number of shareholders to be elected as Class 3 Directors at eight (8) and FOR the election of the nominees for Class 3 Director named below. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
_____________________

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John W. Krichten, Secretary of ACNB Corporation, at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum
_________________________________________

     At the close of business on March 1, 1996, the Corporation had issued and outstanding 5,307,756 shares of common stock, par value $2.50 per share, the only authorized class of stock (the
"Common Stock").

     Only holders of Common Stock of record at the close of business on March 1, 1996 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Section 1756 of the Pennsylvania Business Corporation Law of 1988, as amended, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such matter is required for the approval of the proposal to fix the number of shareholders to be elected as Class 3 Directors at eight (8). Abstentions and broker non-votes are not votes cast and, therefore, do not count either for or against the proposal. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted for which the required majority is calculated.

     Assuming the presence of a quorum, the eight (8) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected as Class 3 Directors. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
________________

     As of March 1, 1996, there are no persons who own of record or who are known by the Board of Directors and management of the Corporation to be the beneficial owner of more than 5 percent of the Corporation's outstanding Common Stock.

Beneficial Ownership by Officers, Directors and Nominees
________________________________________________________

     The following table sets forth as of March 1, 1996, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all principal officers, directors and nominees of the Corporation as a group.


 Name of Individual       Amount and Nature of         Percent
or Identity of Group   Beneficial Ownership<F1><F2>  of Class<F3>
____________________   ____________________________  ____________


Philip P. Asper<F4>               5,234<F7>                --
Robert G. Bigham<F6>              4,190<F8>                --
C. F. Ditzler<F4>                35,596<F9>                --
Guy F. Donaldson<F6>              2,890                    --
Frank Elsner, Jr.<F6>            11,318<F10>               --
Richard L. Galusha<F5>            8,210                    --
D. Richard Guise<F4>              5,336<F11>               --
J. Glenn Guise<F5>                6,696<F12>               --
Ronald L. Hankey<F4>             19,150<F13>               --
Jennifer W. Hartman<F5>             600                    --
Philip M. Jones<F6>              89,424<F14>             1.67%
Wayne E. Lau<F5>                  4,112<F15>               --
William B. Lower<F6>             43,528<F16>               --
Paul G. Pitzer<F5>                7,500<F17>               --
Charles E. Ritter<F5>            25,258<F18>               --
Ralph S. Sandoe<F6>               9,020<F19>               --
Marian B. Schultz<F4>             1,950<F20>               --
L. Robert Snyder<F6>              5,808<F21>               --
Ralph W. Tyson<F6>               13,520<F22>               --

All Principal Officers,         327,208                  6.16%
Directors and Nominees
as a Group (21 persons
in total)
_______________


<F1>      The securities "beneficially owned" by an individual
are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or

                              - 3 -


has the right to acquire beneficial ownership within 60 days after March 1, 1996. Beneficial ownership may be disclaimed as to certain of the securities.

<F2>      Information furnished by the directors and the
Corporation.

<F3>      Less than 1 percent unless otherwise indicated.

<F4>      A Class 1 Director whose term expires in 1998.

<F5>      A Class 2 Director whose term expires in 1997.

<F6>      A Nominee for Class 3 Director whose term expires in
1999 and a Current Class 3 Director whose term expires in 1996.

<F7>      The shares of Common Stock beneficially owned by Mr.
Asper are held jointly with his spouse.

<F8>      Includes 2,170 shares of Common Stock held individually
by Mr. Bigham and 2,020 shares of Common Stock held by Mr. Bigham as custodian for his children.

<F9>      Includes 34,864 shares of Common Stock held
individually by Mr. Ditzler and 732 shares of Common Stock held jointly with his spouse.

<F10>     The shares of Common Stock beneficially owned by Mr.
Elsner are held jointly with his spouse.

<F11>     Includes 3,612 shares of Common Stock held individually
by Mr. Guise; 1,184 shares of Common Stock held jointly with his spouse; and 540 shares of Common Stock held individually by his spouse.

<F12>     Includes 6,096 shares of Common Stock held individually
by Mr. Guise and 600 shares of Common Stock held individually by his spouse.

<F13>     Includes 6,228 shares of Common Stock held individually
by Mr. Hankey and 12,922 shares of Common Stock held jointly with his spouse.

<F14>     Includes 6,794 shares of Common Stock held individually
by Mr. Jones; 5,218 shares of Common Stock held individually by his spouse; and 77,412 shares of Common Stock held by Times and News Publishing Company of which Mr. Jones and his spouse own
56.74 percent.

<F15>     The shares of Common Stock beneficially owned by Mr.
Lau are held jointly with his spouse.

<F16>     Includes 1,072 shares of Common Stock held individually
by Mr. Lower and 42,456 shares of Common Stock held by William B.
Lower, Trustee of William B. Lower, Sr. Revocable Trust.

                              - 4 -


<F17>     The shares of Common Stock beneficially owned by Mr.
Pitzer are held jointly with his spouse.

<F18>     Includes 21,058 shares of Common Stock held
individually by Mr. Ritter and 4,200 shares of Common Stock are held by Mr. Ritter as custodian for his grandchildren.

<F19>     Includes 800 shares of Common Stock held individually
by Mr. Sandoe and 8,220 shares of Common Stock held jointly with his spouse.

<F20>     Includes 700 shares of Common Stock held jointly by
Mrs. Schultz and her spouse and 1,250 shares of Common Stock held jointly by her spouse and his mother.

<F21>     Includes 5,532 shares of Common Stock held individually
by Mr. Snyder and 276 shares of Common Stock held jointly with his spouse.

<F22>     Includes 200 shares of Common Stock held individually
by Mr. Tyson and 13,320 shares of Common Stock held jointly with his spouse.



                      ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five
(5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders at any annual or special meeting thereof. The Bylaws of the Corporation provide that each Director of the Corporation must be a shareholder of the Corporation and, during the full term of his or her directorship, shall own a minimum of One Thousand Dollars ($1,000.00) par value of stock of the Corporation.

     The Articles of Incorporation of the Corporation also provide that the directors shall be divided into three classes as nearly equal in number as possible. As of the date of this Proxy Statement, Class 1 consists of five (5) Directors elected for a three-year term expiring in 1998; Class 2 consists of six (6) Directors elected for a three-year term expiring in 1997, and Class 3 consists of eight (8) Directors elected for a three-year term expiring in 1996.

     A proposal will be offered at the Annual Meeting of Shareholders to fix the number of shareholders to be elected as Class 3 Directors at eight (8) and a proposal for the election of nominees for Class 3 Directors of the Corporation to serve for a three-year term expiring in 1999. The affirmative vote of a majority of the shareholders represented in person or by proxy at the annual meeting is required to approve each of these proposals.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the proposal to fix the number of shareholders to be elected as Class 3 Directors at eight (8) and for the election of the eight (8) nominees for Class 3 Director named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the directors in the class to be elected.


  INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class 3 Director whose term expires in 1999 and the Current Class 3 Directors whose term expires in 1996, and the Class 2 Directors and Class 1 Directors whose terms expire in 1997 and 1998, respectively:


                            Principal Occupation
                Age as of   for Past Five Years    Director Since
                 March 1,  and Position Held with   Corporation/
    Name           1996     Corporation and Bank        Bank
    ____           ____     ____________________        ____


NOMINEES FOR CLASS
3 DIRECTORS WHOSE
TERM EXPIRES IN 1999
AND CURRENT CLASS
3 DIRECTORS WHOSE
TERM EXPIRES IN 1996
__________________________

Robert G. Bigham      51      Partner, law firm of      1982/1971
<F2><F3>                      Bigham & Raffensperger

Guy F. Donaldson      64      Fruit Grower              1982/1981

Frank Elsner, Jr.     68      Chairman, Elsner          1982/1974
<F2><F3>                      Engineering Works, Inc.,
                              designer and manufacturer
                              of special machinery

Philip M. Jones       78      CEO, Times and News       1982/1979
<F4>                          Publishing Company

                              - 6 -


William B. Lower      66      President, Boyer          1982/1974
<F3>                          Nurseries & Orchards,
                              Inc.

Ralph S. Sandoe       68      Fruit Broker              1987/1982
<F4>

L. Robert Snyder      71      Chairman of the Board     1982/1979
<F4>                          and President,
                              Littlestown Hardware
                              & Foundry Co., Inc.

Ralph W. Tyson        81      Fruit Grower              1987/1964
<F3>

CLASS 2 DIRECTORS
WHOSE TERM EXPIRES
IN 1997<F7>
__________________

Richard L. Galusha    74      Realtor                   1987/1962

J. Glenn Guise        85      Chairman, Adams County    1982/1952
<F1><F3>                      Motors Corporation,
                              automobile dealer

Jennifer W. Hartman   48      Director of Gettysburg    1992/1992
<F2><F3>                      Center of Harrisburg Area
                              Community College

Wayne E. Lau          60      Sales Representative,     1987/1987
<F2><F5>                      Destinations, travel
                              agency

Paul G. Pitzer        77      Fruit Grower              1992/1967
<F3><F4>

Charles E. Ritter     84      Retired Shoe              1982/1955
<F2><F3>                      Manufacturer

CLASS 1 DIRECTORS
WHOSE TERM EXPIRES
IN 1998
__________________

Philip P. Asper       47      Building Contractor       1988/1988

C. F. Ditzler         82      Home Builder              1982/1949
<F3><F4>

D. Richard Guise      62      President, Adams County   1988/1988
<F1><F3><F4>                  Motors Corporation,
                              automobile dealer

Ronald L. Hankey      55      President and Chief       1982/1975
<F6>                          Executive Officer of the
                              Corporation and Bank

                              - 7 -


Marian B. Schultz     46      Assistant Dean -          1992/1992
<F2><F5>                      Division of Undeclared
                              Majors - Shippensburg
                              University
_______________

<F1> J. Glenn Guise is the father of D. Richard Guise.

<F2> Member of the Bank's Audit Committee.  The functions of this committee include: periodic meetings with the Bank's Internal Auditors; periodic reviews of the procedures of the Bank's Internal Auditing Division and the information obtained by that Division; reviewing the results of the audit by the independent certified public accountants; and recommending the engagement and continuation of the certified public accountants for the Corporation and the Bank. The Committee held three (3) meetings in 1995.

<F3> Member of the Personnel Committee.  This Committee also performs the functions of a compensation committee. This Committee reviews the salary structure and the fringe benefit programs for all employees at least annually and makes recommendations to the Board of Directors concerning these matters. The Committee held four (4) meetings in 1995.

<F4> Member of the Trust Committee.  This Committee reviews the policies and procedures of the Trust Department and reviews the individual accounts held within the Trust Department. The
Committee held ten (10) meetings in 1995.

<F5> Member of the Community Reinvestment Act Committee.  This
Committee monitors compliance with the Community Reinvestment Act requirements and regulations. This Committee did not meet in 1995.

<F6> Mr. Ronald L. Hankey is an ex-officio Member of all the committees, except the Audit Committee which membership consists solely of outside directors.

<F7> Mr. S.M. Raffensperger, a Class 2 Director, passed away on
January 16, 1996.



     During 1995, the Corporation's and the Bank's Board of Directors held twenty-six (26) meetings. Each of the Directors attended at least 75 percent of the combined total number of meetings of the Corporation's and the Bank's Boards of Directors and the committees of which he or she is a member, with the exception of Mr. Ralph W. Tyson.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a compensation or a nominating committee; however, the Bank has a Personnel Committee which functions as a Compensation Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Article II, Section 202 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the

Corporation in writing not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation.


                     EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, at December 31, 1995, (i) Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000.

                   SUMMARY COMPENSATION TABLE


                         Annual Compensation

  (a)               (b)          (c)           (d)         (e)
                                                          Other
  Name                                                    Annual
  and                                                     Compen-
Principal                      Salary         Bonus       sation
Position            Year         ($)           ($)         ($)


Ronald L.           1995       160,840        3,105         0
Hankey              1994       155,330       13,000         0
President and       1993       140,070        2,700         0
Chief Executive
Officer of the
Corporation
and the Bank

                                           Long-Term Compensation
                   Awards      Payouts

  (a)               (f)          (g)           (h)         (i)
                                                           All
  Name            Restricted                              Other
  and               Stock      Options/       LTIP        Compen-
Principal          Award(s)      SARs        Payouts      sation
Position             ($)         (#)           ($)        ($)<F1>


Ronald L.             0           0             0          3,105
Hankey                0           0             0          3,000
President and         0           0             0          2,700
Chief Executive
Officer of the
Corporation
and the Bank
_______________

<F1> This represents amount contributed by Bank to 401(k) Plan.


Retirement Plan
_______________

     The employees of the Bank are covered under the Group Pension Plan for Employees of Adams County National Bank (the "Plan"). The Plan, as amended from time to time, is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The most recent amendment is effective as of November 1, 1989. The Plan is administered by Adams County National Bank as the Plan Administrator and is primarily funded by a group annuity contract with Mutual Life Insurance Company of New York, effective November 1, 1974, as amended.

     Amounts are set aside each year to fund the Plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense for the Plan for 1995 was $277,050. The contribution made by the Bank to the Plan in 1995 equalled $299,636. This contribution was sufficient to meet the legal minimum funding requirements.

     Each employee of the Bank who attains the age of 20 years and 6 months and who completes six months of eligible service, whichever is later, becomes eligible to participate in the Plan on the following anniversary of the Plan. The Plan generally provides for a prospective benefit at the age of 65 years for the employee's remaining lifetime with payments certain for five years, calculated as follows: 1 percent of final average compensation below the applicable Social Security Covered Compensation, and 1.3 percent of such earnings above the Covered Compensation, the total being multiplied by years of credited service up to a maximum of 45 years of credited service. The employee benefit accrued as of October 31, 1989 shall be maintained as a minimum benefit. If an employee has earned 30 or more years of credited service, he is eligible to retire at age 62 with no reduction applied to his benefit.

     The following table shows for different final average compensation and for different years of credited service, the annual benefits currently payable upon retirement at age 65 by a participating employee:


                   Annual Retirement Income<F1>

     Final
    Average                          Years of Service
 Compensation                15        25        35    45 or more


   $ 50,000              $   8,796 $  14,661 $  20,525 $  26,389
     75,000                 13,671    22,786    32,900    41,014
    100,000                 18,546    30,911    43,275    55,639
    125,000                 23,421    39,036    54,650    70,264
    150,000                 28,296    47,161    66,025    84,889
    175,000                 33,171    55,286    77,400    99,514
    200,000                 38,046    63,411    88,775   112,221
_______________


<F1> Assumes normal retirement date (age 65) occurs in 1995.
Actual benefits may be slightly higher on account of benefits earned under the Plan prior to recent amendment. Later retirement dates produce smaller retirement benefits as Social
Security Covered Compensation increases.



     For 1995, the covered compensation, as reported above in the Summary Compensation Table, for Mr. Hankey, President and Chief Executive Officer, is $155,250; the covered compensation includes salary only and not director's fees paid to Mr. Hankey. As of December 31, 1995, credited years of service under the Plan for Mr. Hankey was thirty-eight (38) years.

401(K) Plan
___________

     The Bank maintains a defined contribution - profit sharing 401(K) Plan effective on January 31, 1993 (the "Plan"). The Plan Sponsor and Plan Administrator is Adams County National Bank. Ronald L. Hankey, President and Chief Executive Officer of the Corporation and the Bank, and John W. Krichten, Secretary and Treasurer of the Corporation and Senior Vice President, Cashier and Chief Financial Officer of the Bank, are the Plan Trustees. The Plan is subject to certain laws and regulations pursuant to the Internal Revenue Code and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

     To be eligible to become a participant in the Plan, an employee is required to work six months and attain the age of 20 1/2. An eligible employee may elect to contribute certain portions of salary and wages (other than bonuses), or other direct remuneration to the Plan. Generally, eligible employees may not contribute more than 10 percent of such compensation. The Bank matches a certain percentage of the employee contribution. In 1995, the Bank's contribution equalled 100 percent of the employee's contribution up to a maximum of 2 percent of annual salary. The Bank's contributions to the Plan for each participant vest in six (6) years. The employee's contributions to the Plan vest immediately.

Compensation of Directors
_________________________

     Each Director of the Bank received $215 per meeting of the Board of Directors attended and $75.00 per hour for each committee meeting attended with a minimum of $75.00. Members of the Board of Directors who met periodically throughout the year with executive loan officers of the Bank to review certain loans were paid on an hourly basis as follows: $75.00 for each meeting of two hours or less; $100.00 for each meeting of over two hours and less than four hours; and $150.00 for each meeting of four hours or more. In addition, directors received seminar fees of $150.00 for half-day seminars and $300.00 for full-day seminars, plus expenses if applicable.

     In the aggregate, the Board of Directors of the Bank received $134,968.75 for all Board of Directors' meetings and committee meetings attended in 1995. This amount includes all Directors fees paid to all individuals who served as Directors in 1995. During 1995, the Board of Directors of the Corporation held twenty-six (26) meetings. Directors received no remuneration for attendance at these meetings of the Board of Directors of the Corporation.

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions
______________________________________________________________

     Ronald L. Hankey, President and Chief Executive Officer, is an ex-officio member of the Personnel Committee which also performs the functions of a compensation committee. Mr. Hankey makes recommendations to the Personnel Committee regarding merit raise increases for all employees based on a merit appraisal in connection with recommendations provided by an outside consultant. Merit reviews of Mr. Hankey, President and Chief Executive Officer of the Corporation and the Bank, Mr. Krichten, Secretary and Treasurer of the Corporation and Senior Vice President, Cashier and Chief Financial Officer of the Bank, and seven other senior officers, are conducted by the Personnel Committee. Mr. Hankey does not participate in conducting his review. The merit reviews are then submitted to the entire Board of Directors to be voted upon in order to establish compensation policies.

Board Compensation Committee Report on Executive Compensation
_____________________________________________________________

     The Board of Directors of the Corporation is responsible for the governance of the Corporation and its wholly-owned subsidiary, Adams County National Bank (the "Bank"). In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Bank. Corporation employees receive no compensation.

     The fundamental philosophy of the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Personnel Committee comprised of eleven directors who are listed below. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent and dedicated managers whose efforts will enhance the products and services of the Bank, the results of which will be improved profitability, increased dividends to the Corporation's shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the chief executive officer and eight other executive officers. The Committee utilizes a Regional Financial Industry Salary Survey which covers financial institutions in the Pennsylvania, Maryland, Washington, D.C., and Virginia marketplace. The referenced survey includes more institutions than are listed on the peer group performance chart.

     The Board of Directors does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

CEO Compensation
________________

     The Board of Directors has determined that the CEO's 1995 base salary of $155,250, approximately a 3.5 percent increase in base salary, combined with a $3,105 bonus, is appropriate in light of the 1995 Corporation performance accomplishments. There is no direct correlation between the CEO's compensation, the CEO's increase in compensation and the Corporation's 1995 performance. The CEO's compensation and the increase in the CEO's base salary are based on the Committee's subjective determination after review of all information.

Executive Officers
__________________

     The Board of Directors has established that the compensation of the Bank's executive officers will increase by 3.5 percent. Compensation increases were determined by the Committee based on its subjective analysis after review of all information that it deemed relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the Bank's
401(K) Plan.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

     The foregoing report has been furnished by the Personnel Committee which performs the functions of a compensation committee: Robert G. Bigham, C. F. Ditzler, Frank Elsner, Jr.,
D. Richard Guise, J. Glenn Guise, Ronald L. Hankey (ex-officio member), Jennifer W. Hartman, William B. Lower, Paul G. Pitzer, Charles E. Ritter and Ralph W. Tyson.


             SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1991 and ended December 31, 1995. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                    [PERFORMANCE GRAPH OMITTED.]

[Following is a description of the performance graph in a tabular format.]
                   1990    1991     1992    1993    1994    1995

Peer Group Index  100.00   99.23   123.78  178.40  215.89  228.94

ACNB Corp.        100.00  115.06   156.89  229.28  178.72  223.30

S&P 500 Index     100.00  126.31   131.95  141.25  139.08  186.52


     NOTE: The peer group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens & Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp, Inc.; Penn Security Bank & Trust Co.; Penns Woods Bancorp, Inc.; PennRock Financial Services Corp.; and Sterling Financial Group. These companies were selected based on four criteria: total assets between $200 million and $700 million; market capitalization between $15 million and $170 million; headquarters located in Pennsylvania; and not quoted on NASDAQ.

                      CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Robert G. Bigham is a partner of the law firm of Bigham & Raffensperger, which law firm has been retained by the Bank throughout the past several years and will be retained during 1996. During 1995, the law firm received from the Bank fees of approximately $77,889 for legal services rendered to the Bank. Approximately 36 percent of the legal fees paid pertained to services rendered by the law firm for collection of delinquent loan accounts. A substantial portion of these fees were recovered by the Bank in the collection process.

     Total loans outstanding from the Corporation and the Bank at December 31, 1995, to the Corporation's and the Bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10 percent or more was $3,831,642, or approximately 7.4 percent of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 1, 1996, to the above described group was approximately $4,320,237.


              PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:


                              Bank        Number of     Age as of
   Name and         Held    Employee     Shares Bene-    March 1,
   Position         Since     Since     ficially Owned     1996


Ronald L. Hankey -  1982      1957          19,150          55
President and Chief
Executive Officer

John W. Krichten -  1982      1980          27,804<F1>      49
Secretary and
Treasurer

                             - 15 -


Lynda L. Glass -    1993      1984              64<F2>      35
Assistant Secretary
_______________


<F1> Includes 3,120 shares of Common Stock held individually by
Mr. Krichten; 24,002 shares of Common Stock held jointly with his spouse; and 682 shares of Common Stock are held by Mr. Krichten as custodian for their children.

<F2> The shares of Common Stock beneficially owned by Ms. Glass are held jointly with her spouse.



              COMPLIANCE WITH SECTION 16(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10 percent of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1995 through December 31, 1995, its officers and directors were in compliance with all filing requirements applicable to them.


                      INDEPENDENT AUDITORS

     Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, served as the Corporation's independent auditors for its 1995 fiscal year. The Corporation has been advised by Harry Ness & Company that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Harry Ness & Company assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors. The Board of Directors has engaged Harry Ness & Company as the Corporation's independent auditors for the fiscal year ending December 31, 1996.

                          ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1995 is enclosed with this Proxy
Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual
Report presented by shareholders at the Annual Meeting.


                SHAREHOLDER PROPOSAL SUBMISSIONS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1997 Annual Meeting of Shareholders must deliver such proposal in writing to the President and Chief Executive Officer of ACNB Corporation at its principal executive offices, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, not later than Thursday, December 12, 1996.


                         OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                     ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD L. HANKEY, PRESIDENT AND CHIEF EXECUTIVE OFFICER, ACNB CORPORATION, 675 OLD HARRISBURG ROAD, GETTYSBURG, PENNSYLVANIA 17325.

                        ACNB CORPORATION

                             PROXY

                 ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MAY 7, 1996
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints D. Richard Guise and Jennifer W. Hartman and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of ACNB Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325 on Tuesday, May 7, 1996 at 1:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1.   PROPOSAL TO FIX THE NUMBER OF SHAREHOLDERS TO BE ELECTED AS
CLASS 3 DIRECTORS AT EIGHT (8).


      [ ] For          [ ] Against         [ ] Abstain

     The Board of Directors recommends a vote FOR this proposal.
_________________________________________________________________

2.   ELECTION OF CLASS 3 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

     Robert G. Bigham, Guy F. Donaldson, Frank Elsner, Jr.,
     Philip M. Jones, William B. Lower, Ralph S. Sandoe, L.
     Robert Snyder, Ralph W. Tyson

     [ ] For           [ ] Withhold       [ ] For All Except

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
     THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

_________________________________________________________________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES
LISTED ABOVE AND FOR PROPOSAL 1.

     This Proxy must be dated, signed by the shareholder and returned promptly to the Corporation in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.

Please be sure to sign and date this Proxy in     Date_________________
the box below.


           -----------------------------------------------
                      Shareholder sign above


           -----------------------------------------------
                    Coholder (if any) sign above


  Detach above card, sign, date and mail in postage-paid envelope provided.

                       PLEASE ACT PROMPTLY
              SIGN, DATE & MAIL YOUR PROXY CARD TODAY